UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) – December 16, 2003

PHOTOGEN TECHNOLOGIES, INC.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6175 Lusk Boulevard, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 410-5601
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5.           Other Events and Required FD Disclosure.

On December 16, 2003, IMCOR, a division of Photogen Technologies, Inc. (the “Company”), entered into a License Agreement (the “Agreement”) with Kyosei Pharmaceutical Co. Ltd. (“Kyosei”), a subsidiary of the Sakai Group.  The Agreement gives Kyosei an exclusive license to develop and market Imagent® (perflexane lipid microspheres) for all indications in Japan.  The terms of the Agreement provide for the payment to Photogen of up to $10 million in fees and development milestone payments plus royalties on commercial sales.  Kyosei will also pay Photogen to manufacture Imagent® for Kyosei’s clinical and commercial requirements.

A copy of the Agreement is attached to this Form 8-K as Exhibit 10.1.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit Number	Description

10.1	License Agreement dated December 16, 2003 by and between Kyosei Pharmaceutical Co. Ltd. and IMCOR, a division of Photogen Technologies, Inc. Confidential portions of this exhibit were redacted.

99.1	Press Release.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.

	By:	/s/ Taffy J. Williams
Taffy J. Williams, Ph.D.
President and Chief Executive Officer

Dated: December 18, 2003

Exhibit Index

Exhibit Number	Description

10.1	License Agreement dated December 16, 2003 by and between Kyosei Pharmaceutical Co. Ltd. and IMCOR, a division of Photogen Technologies, Inc. Confidential portions of this exhibit were redacted.

99.1	Press Release.